Registration No.  333-
                                                            --------------------

              As Filed with the Securities and Exchange Commission
                                 on May 27, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                              GROVE PROPERTY TRUST
                            ------------------------
             (Exact name of registrant as specified in its charter)

           Maryland                                      06-1391084
           --------                                      ----------

(State  or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)

                                598 Asylum Avenue
                              Hartford, Connecticut                     06105
                              ---------------------                     -----
                    (Address Of Principal Executive Offices)          (Zip Code)

           1996 Share Incentive Plan of Grove Real Estate Asset Trust,
                 Grove Operating, L.P. And Property Partnerships
                 -----------------------------------------------
                            (Full title of the plan)

                               Joseph R. LaBrosse
                             Chief Financial Officer
                              Grove Property Trust
                                598 Asylum Avenue
                           Hartford, Connecticut 06105
                           ---------------------------
                     (Name and address of agent for service)

                                 (860) 246-1126
                                 --------------
          (Telephone number, including area code of agent for service)

                                    Copy to:

                                 Paul G. Hughes
                               Cummings & Lockwood
                                  P. O. Box 120
                               Four Stamford Plaza
                        Stamford, Connecticut 06904-0120


                         CALCULATION OF REGISTRATION FEE

==============================================================================================
TITLE OF SECURITIES          AMOUNT             PROPOSED           PROPOSED       AMOUNT OF
TO BE REGISTERED                                MAXIMUM            MAXIMUM        REGISTRATION
                                                OFFERING PRICE     AGGREGATE      FEE
                                                PER SHARE *        OFFERING
                                                                   PRICE *
----------------------------------------------------------------------------------------------
Common Shares                900,000 shares     $10.125            $9,112,500     $2,688.19
of Beneficial Interest,
$0.01 par value
==============================================================================================

* Calculated pursuant to Rule 457(h) of the rules and regulations under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Common Shares as reported in the consolidated reporting system of the American Stock Exchange on May 22, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

              This Registration Statement relates to the offer and sale by Grove Property Trust, a Maryland real estate investment trust (formerly Grove Real Estate Asset Trust) (the "COMPANY"), of up to 900,000 of its Common Shares of Beneficial Interest, $0.01 par value, pursuant to the 1996 Share Incentive Plan of Grove Real Estate Asset Trust, Grove Operating, L.P. and Property Partnerships (the "PLAN"). The documents containing the information concerning the Plan specified in Item 1 of the Form S-8 registration statement under the Securities Act of 1933 (the "1933 ACT") are not being filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 registration statement but will be sent or given to employees and non-employee trust managers receiving awards under the Plan in accordance with Rule 428(b)(1) under the 1933 Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE
-------       ---------------------------------------

              The following  documents  filed by the Company with the Securities
and  Exchange   Commission  (the   "COMMISSION")   are  incorporated  into  this
Registration Statement by reference:

              1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

              2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

              3. The Company's Current Report on Form 8-K dated December 31, 1997, as amended, and its Current Report on Form 8-K dated January 23, 1998, as amended; and

              4. The Company's Registration Statement on Form 8-A dated November 14, 1997.

              All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 ACT") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

              To the extent that independent accountants audit and report on financial statements of the Company issued at future dates, and consent to the use of their reports thereon, such financial statements shall also be incorporated by reference in this Registration Statement in reliance upon their reports and their authority as experts in accounting and auditing.

ITEM 4.       DESCRIPTION OF SECURITIES
-------       -------------------------

              Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL
-------       --------------------------------------

              Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS
-------       -----------------------------------------

              Both the Maryland Real Estate Investment Trust Act and related statutes and the Company's Third Amended and Restated Declaration of Trust, as amended, provide that no trustee or officer will be personally liable for any obligation of the Company solely as a result of his or her status as a trustee or officer of the Company. The Bylaws of the Company further provide that the Company shall indemnify each trustee and officer against any claim or liability for which the trustee or officer may become subject by reason of being or having been a trustee or officer, and that the Company shall reimburse each trustee and officer for all legal and other expenses reasonably incurred in connection with any such claim or liability.

              The Company has purchased a Directors, Officers and Corporate Liability Insurance Policy for Real Estate Investment Trusts issued by American International Specialty Lines Insurance Company. This policy provides $5,000,000 of coverage and extends to February 27, 1999.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED
-------       ----------------------------------

              Not applicable.

ITEM 8.       EXHIBITS
-------       -------

Exhibit 4(a) Third Amended and Restated Declaration of Trust of the Company dated March 14, 1997, as amended by Articles Supplementary dated October 23, 1997 (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (Commission File No. 1-13080))

Exhibit 4(b) Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K dated March 14, 1997 and filed March 31, 1997 (Commission File No. 1-13080))

Exhibit 5     Opinion of Piper & Marbury, L.L.P.

Exhibit 23(a) Consent of Ernst & Young LLP

Exhibit 23(b) Consent of Piper & Marbury, L.L.P. (included in Exhibit 5)

Exhibit 24    Power of Attorney

Exhibit 99 1996 Share Incentive Plan of Grove Real Estate Asset Trust, Grove Operating, L.P. and Property Partnerships (incorporated by reference to Exhibit 10.10 to the Company's Current Report on Form 8-K dated March 14, 1997 (Commission File No. 1-13080))

ITEM 9.       UNDERTAKINGS
-------       ------------

              (a)  The Company hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided,  however,  that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on May 27, 1998.

                                           GROVE PROPERTY TRUST

                                           By  /s/ Joseph R. Labrosse
                                               ---------------------------------
                                               Joseph R. LaBrosse
                                               Chief Financial Officer


              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities shown on the 27th day of May, 1998.


Damon D. Navarro     Trustee and Chairman of      )
                     the Board and Chief          )
                     Executive Officer            )
                     (Principal executive         )
                     officer)                     )
Joseph R. LaBrosse   Trustee and Chief            )
                     Financial Officer (Principal )
                     financial and accounting     )
                     officer)                     )
Theodore R. Bigman   Trustee                      ) By  /s/ JOSEPH R. LABROSSE
J. Joseph Garrahy    Trustee                      )     ------------------------
Harold V. Gorman     Trustee                      )     Name: Joseph R. LaBrosse
Edmund F. Navarro    Trustee                      )           Attorney-in-fact
James F. Twaddell    Trustee                      )

                                  EXHIBIT INDEX

Exhibit 4(a) Third Amended and Restated Declaration of Trust of the Company dated March 14, 1997, as amended by Articles Supplementary dated October 23, 1997 (incorporated by reference to Exhibit
                 3.1 to the Company's Current Report on Form 10-K for the year ended December 31, 1997 (Commission File No. 1-13080))

Exhibit 4(b) Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Current Report on
                 Form 8-K dated March 14, 1997 and filed March 31, 1997 (Commission File No. 1-13080))

Exhibit 5        Opinion of Piper & Marbury, L.L.P.

Exhibit 23(a)    Consent of Ernst & Young LLP

Exhibit 23(b)    Consent of Piper & Marbury,  L.L.P.  (included in Exhibit 5)

Exhibit 24       Power of Attorney

Exhibit 99 1996 Share Incentive Plan of Grove Real Estate Asset Trust, Grove Operating, L.P. and Property Partnerships (incorporated by reference to Exhibit 10.10 to the Company's Current Report on Form 8-K dated March 14, 1997 (Commission File No. 1-13080))